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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

Toymax International, Inc.

We consent to the use in this Registration Statement of Toymax International, Inc., on Form S-1 of our report dated November 11, 1995, except Note 1 as to which the date is October 20, 1997 appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

Deloitte Touche Tohmatsu
Hong Kong

October 20, 1997